UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 10, 2020

TrueCar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36449	04-3807511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Broadway, Suite 200
Santa Monica, California 90401
(Address of principal executive offices, including zip code)

(800) 200-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TRUE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
        Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Kristin Slanina as Chief Operating Officer

        On September 16, 2020, the Company announced that it had appointed Kristin Slanina as the Company’s Chief Operating Officer effective upon her first day of employment, which is expected to be September 24, 2020 (the “Start Date”).

        Ms. Slanina, age 51, is joining the Company after having served Thirdware Solution Inc., a multinational information technology services company, as its Chief Transformation Officer from January 2019 to the present. Before that, Ms. Slanina served as an Executive Director at Ernst & Young Global Limited, a multinational professional services network, from October 2015 until January 2019. For over 20 years before that, she served in various other positions at Chrysler Group LLC and the Ford Motor Company, two global automotive manufacturers. Ms. Slanina holds an M.S. and a B.S. in Mechanical Engineering from the Massachusetts Institute of Technology.

        Other than the Employment Agreement (as defined below), there are no arrangements or understandings between Ms. Slanina and any other person pursuant to which she was selected as Chief Operating Officer. There are no family relationships between Ms. Slanina and any director or executive officer of the Company and Ms. Slanina has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

        Employment Agreement with Ms. Slanina

        In connection with her appointment, the Company entered into an employment agreement (the “Employment Agreement”) with Ms. Slanina on September 10, 2020. Under the terms of the Employment Agreement, Ms. Slanina’s employment is on an at-will basis, she will be paid a base salary of $425,000, less applicable tax withholdings and subject to review and adjustment based upon the Company’s normal performance review practices, and she will be eligible for a discretionary bonus targeted at 50% of her base salary. Ms. Slanina will also be awarded a signing bonus of $150,000, less applicable tax withholdings, which will be paid in two equal installments. The first installment will be paid on the first regular payroll period following the Start Date, and the second installment will be paid, subject to Ms. Slanina’s continued employment through the payment date, at the same time that the Company pays cash bonuses in respect of 2020 to its other executives (or, if the Compensation Committee (the “Committee”) of the Board of Directors of the Company determines not to pay such executive bonuses, then on the first payroll period following the date that it makes such determination). If Ms. Slanina resigns her employment before September 24, 2021, she will be required to repay a prorated portion of her signing bonus. The Employment Agreement provides that Ms. Slanina is eligible to participate in the benefits programs generally available to employees of the Company on the same terms as other similarly-situated employees.

        The Employment Agreement also provides that at the first meeting of the Committee after the Start Date, the Company will recommend that the Committee grant her (i) a stock option (the “Option”) to purchase shares of the Company’s common stock (“Shares”) having an aggregate grant-date fair value of approximately $875,000 and an exercise price per Share no less than the fair market value of the Shares on the date of the grant; and (ii) an award of restricted stock units of the Company (“RSUs”) having an aggregate grant-date fair value of approximately $875,000 (the “RSU Grant”), in the case of each of clauses (i) and (ii) pursuant to a Company equity incentive plan and an option agreement and RSU agreement, as applicable. Further, the Company will recommend that (x) the Option vest in approximately equal monthly installments over 48 months, with the first vesting date occurring on the one-month anniversary of the 91st day of Ms. Slanina’s employment; and (y) the RSU Grant vest in approximately equal quarterly installments over 16 quarters, with vesting beginning on the 15th day of the third month after Ms. Slanina’s start date. Vesting of the Option and the RSU Grant is subject to Ms. Slanina’s continued service with the Company through each vesting date. Additionally, Ms. Slanina will be eligible to receive additional equity awards pursuant to plans or arrangements the Company may have in effect from time to time determined in the discretion of the Board or the Committee.

        Under the Employment Agreement, if the Company terminates Ms. Slanina’s employment for a reason other than Cause (as defined in the Employment Agreement), or she resigns from her employment for Good Reason (as defined in the Employment Agreement), then, in addition to earned but unpaid amounts, subject to Ms. Slanina’s signing a release of claims agreement with the Company and her continued compliance with the terms of the Employment Agreement and a confidential information agreement entered into with the Company, she will receive as severance: (i) continuing payments of her base salary as in effect on the date of the termination during the period beginning with her termination through the six-month anniversary of her termination, plus an additional two months for each year of service at the Company at the time of the termination (the “Severance Period”); (ii) if such termination occurs before a Change in Control (as defined in the Employment Agreement), the immediate vesting of each of her then-outstanding equity awards as to the number of Shares subject to each equity award that otherwise would have vested had she remained an employee of the Company through the 12-month anniversary of her termination date; or, if such termination occurs upon or after a Change in Control, the immediate vesting as to 100% of each of her outstanding equity awards that both are outstanding as of the employment termination date and were granted at least 90 days before the applicable Change in Control; and (iii) reimbursement or direct payment, as determined by the Company, of certain continuing health care benefits for up to 12 months following her termination.

        If Ms. Slanina’s employment with the Company terminates due to her death or Disability (as defined in the Employment Agreement), then, in addition to earned but unpaid amounts, subject to Ms. Slanina’s (or her estate’s) signing a release of claims agreement with the Company and her continued compliance with the Employment Agreement and a confidential information agreement entered into with the Company, each of her then-outstanding equity awards will immediately vest and she (or her estate) will receive certain continuing health care benefits during the Severance Period.

        If a Change in Control occurs while Ms. Slanina remains an employee of the Company, if she remains employed with the Company (or any successor or subsidiary thereof) as of the first day following the 12-month anniversary of the Change in Control, then 100% of any of Ms. Slanina’s equity awards that both are outstanding as of such date and were granted to her at least 90 days before the Change in Control will vest at such time.

        The Employment Agreement further provides that, if the severance payments and other benefits payable to Ms. Slanina constitute “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, and would be subject to the applicable excise tax, then her severance and other benefits will either be delivered in full or delivered to such lesser extent that would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by Ms. Slanina on an after-tax basis of the greatest amount of benefits.

Item 7.01 Regulation FD Disclosure.

        Also on September 16, 2020, the Company issued a press release announcing the appointment of Ms. Slanina and the appointment of Bethany Mach as Chief Consumer Officer of the Company. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

        The information in this Item 7.01 and in Item 9.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release issued by TrueCar, Inc., dated September 16, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUECAR, INC.

By:	/s/ Jeff Swart
Jeff Swart
EVP, General Counsel & Secretary

Date: September 16, 2020